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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (including any amendments thereto) of our report dated February 2, 2001 included in the Company's Form 10-K for the fiscal year ended December 31, 2000 and to all references to our firm included in this Registration Statement (including any amendments thereto).




                                             VIRCHOW, KRAUSE & COMPANY, LLP



Minneapolis, Minnesota
November 14, 2001